                                                                     EXHIBIT 21

                         SUBSIDIARIES OF REGISTRANT


HBC Broadcasting Texas, L.P.
HBC Florida, LLC
HBC GP Texas, Inc.
HBC Houston License Corporation
HBC Illinois, Inc.
HBC Investments, Inc.
HBC License Corporation
HBC Los Angeles, Inc.
HBC Management Company, Inc.
HBC Network, Inc.
HBC New York, Inc.
HBC Phoenix, Inc.
HBC San Diego, Inc.
HBC Tower Company, Inc.
HBCi, LLC
HBC-Las Vegas, Inc.
KCYT-FM License Corp.
KECS-FM License Corp.
KESS-AM License Corp.
KESS-TV License Corp.
KHCK-FM License Corp.
KICI-AM License Corp.
KICI-FM License Corp.
KLSQ-AM License Corp.
KLVE-FM License Corp.
KMRT-AM License Corp.
KTNQ-AM License Corp.
La Oferta, Inc.
License Corp. No 1
License Corp. No. 2
Mi Casa Publications, Inc.
Momentum Research, Inc.
Spanish Coast to Coast, Ltd.
T C Television, Inc.
Tichenor License Corporation
TMS Assets California, Inc.
TMS License California, Inc.
WADO Radio, Inc.
WADO-AM License Corp.
WLXX-AM License Corp.
WPAT-AM License Corp.
WQBA-AM License Corp.
WQBA-FM License Corp.